Exhibit 99.1 PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS STRONG RESULTS FOR THE SECOND QUARTER 2006; TOTAL REVPAR INCREASED BY 10.8% AND HOTEL OPERATING MARGINS INCREASED BY 330 BASIS POINTS

McLean, VA, July 27, 2006 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its financial results for the quarter ended June 30, 2006.

Consolidated Financial Results

For the second quarter 2006, the Company reported total revenue of $115.3 million and net income available to common stockholders of $16.6 million, or $.28 per diluted common share, compared to total revenue of $61.2 million and net income available to common stockholders of $4.2 million, or $.10 per diluted common share, for the second quarter 2005. Included in net income available to common stockholders for the second quarter 2006 is a gain of $7.4 million from the sale of the Marriott Mount Laurel hotel. Funds from operations (FFO) available to common stockholders, which is defined as net income available to common stockholders, excluding depreciation and amortization and discontinued operations, were $20.3 million, or $.34 per diluted common share, for the second quarter 2006, compared to $9.2 million, or $.23 per diluted common share, for the second quarter 2005. Adjusted EBITDA, which is defined as earnings before interest, income taxes and depreciation and amortization (EBITDA) and excludes gains (or losses) on sales of hotel properties and gains (or losses) on early extinguishments of debt, was $32.7 million, or $.55 per diluted common share, for the second quarter 2006, compared to $16.4 million, or $.41 per diluted common share, for the second quarter 2005.

“Our hotel portfolio continues to produce strong results and exceed industry averages in both RevPAR growth and margin expansion,” said James L. Francis, Highland’s President and Chief Executive Officer. “Our comparable hotels exhibited above-market growth with almost 75% of

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

their RevPAR increase coming from increases in ADR, while our properties acquired within the last year performed exceptionally well this quarter with a RevPAR increase of 11.1%, of which over 90% came from rate improvement.”

For the six months ended June 30, 2006, the Company reported total revenue of $200.8 million and net income available to common stockholders of $20.3 million, or $.36 per diluted common share, compared to total revenue of $110.0 million and net income available to common stockholders of $4.2 million, or $.10 per diluted common share, for the prior year period. Included in net income available to common stockholders for the six months ended June 30, 2006 is a gain of $7.4 million from the sale of the Marriott Mount Laurel hotel. FFO available to common stockholders was $33.2 million, or $.59 per diluted common share, for the six months ended June 30, 2006, compared to $14.0 million, or $.35 per diluted common share, for the prior year period. Included in net income available to common stockholders and FFO available to common stockholders for the six months ended June 30, 2006 is a charge of $1.1 million, or $.02 per diluted common share, for the write-off of deferred financing costs related to the extinguishment of the Company’s term loan facility. Adjusted EBITDA was $54.5 million, or $.97 per diluted common share, for the six months ended June 30, 2006, compared to $24.8 million, or $.63 per diluted common share, for the prior year period.

Both FFO available to common stockholders and adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes that FFO available to common stockholders and adjusted EBITDA are key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and net income available to common stockholders as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

Hotel Operating Performance

Included in the following table are comparisons of occupancy, average daily rate (ADR) and revenue per available room (RevPAR), the key operating metrics that the Company uses to

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

assess the performance of its U.S. hotel properties, for the second quarter 2006 and 2005. The comparisons do not include the operating results for the Barceló Tucancun Beach resort, the recently sold Marriott Mount Laurel hotel or the newly developed Courtyard Gaithersburg Washingtonian Center hotel. Since seven of the Company’s hotels owned as of June 30, 2006 were acquired in the second half of 2005 and first quarter 2006, the key operating metrics for the U.S. hotel portfolio reflect the operating results of those seven hotels under previous ownership for the second quarter 2005.

Key Operating Metrics	Quarter Ended June 30, 2006			Quarter Ended June 30, 2005
	Occ%	ADR	RevPAR	Occ%	ADR	RevPAR
U.S. Hotel Portfolio (24 hotels)	75.0%	$145.70	$109.28	73.6%	$134.04	$98.62
Comparable Hotel Portfolio (17 hotels)(1)	73.3%	$134.38	$98.46	71.4%	$124.65	$89.02

(1)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the second quarter 2006, RevPAR for the Company’s U.S. hotel portfolio increased 10.8% to $109.28, versus the same period in 2005. Occupancy increased by 1.4 percentage points to 75.0%, while ADR increased by 8.7% to $145.70. For the Company’s comparable hotel portfolio, RevPAR increased 10.6% to $98.46, versus the same period in 2005. Occupancy increased by 1.9 percentage points to 73.3%, while ADR increased by 7.8% to $134.38.

For the second quarter 2006, the Company’s hotel properties contributed $115.3 million of total revenue and $36.7 million of hotel operating income. Included in the following table are comparisons of hotel operating income and hotel operating income margins for the second quarter 2006 and 2005. The comparisons do not include the operating results for the Barceló Tucancun Beach resort, the recently sold Marriott Mount Laurel hotel or the newly developed Courtyard Gaithersburg Washingtonian Center hotel. Since seven of the Company’s hotels owned as of June 30, 2006 were acquired in the second half of 2005 and first quarter 2006, the hotel operating income and hotel operating income margins for the U.S. hotel portfolio reflect the operating results of those seven hotels under previous ownership for the second quarter 2005.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Hotel Operating Income and Margins	Quarter Ended June 30, 2006		Quarter Ended June 30, 2005
	$(1)	%(2)	$(1)	%(2)
U.S. Hotel Portfolio (24 hotels)	$36.2	32.0%	$29.7	28.7%
Comparable Hotel Portfolio (17 hotels)(3)	$20.6	32.1%	$17.6	29.9%

(1)	In millions
(2)	Percentage of hotel revenue
(3)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the second quarter 2006, hotel operating income for the Company’s U.S. hotel portfolio increased 21.9% to $36.2 million versus the same period in 2005 and hotel operating income margins increased by 3.3 percentage points to 32.0%. For the Company’s comparable hotel portfolio, hotel operating income increased 17.2% to $20.6 million versus the same period in 2005 and hotel operating income margins increased by 2.2 percentage points to 32.1%.

Recent Investment Activity

On June 1, 2006, the Company acquired the newly developed 210-room Courtyard Gaithersburg Washingtonian Center hotel in Gaithersburg, Maryland for $29 million, plus customary closing costs, pursuant to a definitive agreement entered into in June 2004. Marriott International, Inc. is managing the property under a long-term management agreement.

On June 29, 2006, the Company completed the sale of the 283-room Marriott Mount Laurel hotel for $31.6 million, plus customary closing costs, and recognized a gain of $7.4 million. Operating results for the Marriott Mount Laurel hotel for the current and prior periods have been reclassified as discontinued operations in the statements of operations.

Balance Sheet/Liquidity

As of June 30, 2006, the Company had $70.6 million of cash and cash equivalents and $18.1 million of restricted cash. Total assets were $1,310.4 million, including $1,164.1 million of net investment in hotel properties, long-term debt was $635.0 million, and stockholders’ equity was $618.9 million.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

During the second quarter 2006, the Company generated $30.6 million of cash flow from operations and generated $1.2 million through net investing activities, including $33.1 million from the sale of assets, offset by $21.8 million to acquire the Courtyard Gaithersburg Washingtonian Center hotel and $12.1 million in hotel capital expenditures. The Company also generated $5.9 million through net financing activities, including a $20.0 million borrowing under the Company’s revolving credit facility, offset by $11.1 million in dividend payments to common and preferred stockholders.

On July 3, 2006, the Company used the proceeds from the sale of the Marriott Mount Laurel hotel to pay down $25 million on its revolving credit facility. As of July 24, 2006, the Company had approximately $30 million of cash and cash equivalents and $29 million of remaining borrowing capacity under its $150 million revolving credit facility.

Dividend Update

During the second quarter 2006, the Company increased its quarterly common dividend to $.18 per share. The dividend, payable to the Company’s common stockholders of record as of June 30, 2006, was paid on July 14, 2006. On May 15, 2006, the Company paid its previously announced quarterly cash dividend of $.4921875 per share of Series A Cumulative Redeemable Preferred Stock. On June 19, 2006, the Company declared a quarterly cash dividend of $.4921875 per share of Series A Cumulative Redeemable Preferred Stock. The dividend will be paid on August 15, 2006 to holders of record on August 1, 2006. The level of future dividends payable to stockholders will continue to be determined by the Company’s quarterly operating results, general economic conditions, capital requirements and other operating trends.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Barceló Tucancun Beach Resort

The Barceló Tucancun Beach resort successfully completed its renovation and re-opened on April 22, 2006. The renovation project included repairs to the sea wall, lower levels of the building, including the lobby and restaurants, and resort pool and other exterior common areas, all of which were significantly damaged by Hurricane Wilma in October 2005. The Company continues to work with the insurance companies on the settlement of the property and business interruption claims, which it now expects to receive during the third quarter 2006.

2006 Outlook

Based on the Company’s current hotel operating trends, recent investment and financing activity, the status of the Company’s renovation and repositioning program, and the timing of the Barceló Tucancun Beach resort insurance claim, the Company now estimates that for the third quarter 2006:

•	Total revenues will range between $98 - $103 million;

•	Net income per diluted common share will range between $(.02) - $.00(1);

•	FFO per diluted common share will range between $.18 - $.20(1); and

•	Corporate EBITDA will range between $22.2 - $23.4 million.

The Company also estimates that for the full year 2006:

•	Total revenues will range between $413 - $422 million;

•	Net income per diluted common share will range between $.41 - $.45(1);

•	Adjusted FFO per diluted common share(2) will range between $1.05 - $1.09(1); and

•	Corporate adjusted EBITDA will range between $103.6 - $106.0 million.

(1)	The weighted-average number of common shares outstanding used to determine net income per diluted common share, FFO per diluted common share and adjusted FFO per diluted common share was approximately 59.5 million and 58.2 million for the third quarter 2006 and full year 2006, respectively.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

(2)	Adjusted FFO per diluted common share is calculated as FFO available to common stockholders plus the write-off of deferred financing costs divided by the weighted-average number of common shares outstanding.

Mr. Francis stated, “Given the portfolio’s historical trends over the first half of the year and the positive outlook we have for the remainder of the year, we feel comfortable raising our guidance range for 2006 by two cents.”

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 9:30 AM Eastern Time on Thursday, July 27, 2006, to discuss its second quarter 2006 financial results. The number to call for this interactive teleconference is 1 (800) 895-0198 (within the U.S.) and 1 (785) 424-1053 (for international calls). The conference I.D. is Highland. A playback will be available through August 10, 2006. To listen to a replay of the call, please call 1 (800) 945-0804 (within the U.S.) or 1 (402) 220-0667 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the second quarter 2006 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through October 25, 2006.

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment in the United States. The Company currently owns 26 hotel properties with an aggregate of 8,127 rooms in 13 states, the District of Columbia and Mexico. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, the ability of the Company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s current and periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2006	December 31, 2005
ASSETS
Investment in hotel properties, net	$1,164,063	$910,532
Asset held for sale	—	3,000
Deposits on hotel property acquisitions	—	8,202
Cash and cash equivalents	70,613	64,761
Restricted cash	18,093	21,486
Accounts receivable, net	18,376	12,927
Prepaid expenses and other assets	34,830	31,401
Deferred financing costs, net	4,402	4,522

Total assets	$1,310,377	$1,056,831

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$635,045	$494,799
Accounts payable and accrued expenses	36,218	23,163
Dividends/distributions payable	12,663	7,327
Other liabilities	2,925	2,718

Total liabilities	686,851	528,007

Minority interest in operating partnership	4,626	4,500
Commitments and contingencies
Preferred stock, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Stock; 3,200,000 shares issued and outstanding ($81,033 liquidation preference)	77,112	77,112
Common stock, $.01 par value; 500,000,000 shares authorized; 61,243,314 shares and 51,969,372 shares issued, respectively	612	519
Additional paid-in capital	574,268	477,876
Treasury stock, at cost; 171,322 shares and 160,992 shares, respectively	(1,894)	(1,772)
Cumulative dividends in excess of net income	(31,198)	(29,411)

Total stockholders’ equity	618,900	524,324

Total liabilities and stockholders’ equity	$1,310,377	$1,056,831

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUE
Rooms	$75,139	$39,831	$131,588	$71,608
Food and beverage	34,079	19,175	58,917	34,438
Other	6,087	2,158	10,285	3,983

Total revenue	115,305	61,164	200,790	110,029

EXPENSES
Hotel operating expenses:
Rooms	15,765	8,324	27,830	15,911
Food and beverage	21,648	11,742	37,994	22,397
Other direct	3,017	1,036	4,557	2,003
Indirect	38,225	21,650	68,858	40,176

Total hotel operating expenses	78,655	42,752	139,239	80,487
Depreciation and amortization	11,103	5,218	19,942	9,840
Corporate general and administrative:
Stock-based compensation	1,505	884	2,296	1,657
Other	2,345	1,620	4,345	3,431

Total operating expenses	93,608	50,474	165,822	95,415

Operating income	21,697	10,690	34,968	14,614
Interest income	327	201	1,030	518
Interest expense	9,507	5,858	17,723	11,070
Loss on early extinguishment of debt	—	—	996	—
Foreign currency exchange gain	—	40	123	40

Income before income taxes, minority interest in operating partnership and discontinued operations	12,517	5,073	17,402	4,102
Income tax benefit (expense)	(1,576)	(1,022)	(762)	103
Minority interest in operating partnership	(159)	(81)	(215)	(81)

Income from continuing operations	10,782	3,970	16,425	4,124

Discontinued operations:
Income (loss) from hotel property sold	(14)	220	(365)	70
Gain on sale of hotel property	7,427	—	7,427	—

Total income from discontinued operations	7,413	220	7,062	70

Net income	18,195	4,190	23,487	4,194
Preferred stock dividends	(1,575)	—	(3,150)	—

Net income available to common stockholders	$16,620	$4,190	$20,337	$4,194

Net income per common share - basic:
Continuing operations	$0.15	$0.10	$0.23	$0.10
Discontinued operations	0.12	0.01	0.13	—

Net income available to common stockholders (1)	$0.28	$0.10	$0.36	$0.10

Net income per common share - diluted:
Continuing operations	$0.15	$0.10	$0.23	$0.10
Discontinued operations	0.12	0.01	0.13	—

Net income available to common stockholders (1)	$0.28	$0.10	$0.36	$0.10

Weighted-average number of common shares outstanding - basic	59,395,133	39,454,542	56,187,664	39,415,855
Weighted-average number of common shares outstanding - diluted	59,450,677	39,664,272	56,348,492	39,591,866

(1)	per share amounts may not add due to rounding

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO AND EBITDA

(in thousands, except per share data)

2006 AND 2005 RESULTS

The following table reconciles FFO available to common stockholders to net income available to common stockholders for the three and six months ended June 30, 2006 and 2005:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income available to common stockholders	$16,620	$4,190	$20,337	$4,194
Adjustments: Depreciation and amortization	11,103	5,218	19,942	9,840
Loss (income) from hotel property sold	14	(220)	365	(70)
Gain on sale of hotel property	(7,427)	—	(7,427)	—

FFO available to common stockholders	$20,310	$9,188	$33,217	$13,964

FFO per common share:
Basic	$0.34	$0.23	$0.59	$0.35
Diluted	$0.34	$0.23	$0.59	$0.35

The following table reconciles EBITDA to net income for the three and six months ended June 30, 2006 and 2005:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income	$18,195	$4,190	$23,487	$4,194
Adjustments: Depreciation and amortization	11,103	5,218	19,942	9,840
Interest expense	9,507	5,858	17,723	11,070
Interest income	(327)	(201)	(1,030)	(518)
Income tax expense (benefit)	1,576	1,022	762	(103)
Discontinued operations (1)	41	263	42	318

EBITDA	40,095	16,350	60,926	24,801
Adjustments: Loss on early extinguishment of debt	—	—	996	—
Gain on sale of hotel property	(7,427)	—	(7,427)	—

Adjusted EBITDA	$32,668	$16,350	$54,495	$24,801

Adjusted EBITDA per common share:
Basic	$0.55	$0.41	$0.97	$0.63
Diluted	$0.55	$0.41	$0.97	$0.63

(1)	reflects depreciation and amortization, interest expense and income taxes included in discontinued operations

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO

(in thousands, except per share data)

2006 GUIDANCE

The following table reconciles FFO available to common stockholders to net income available to common stockholders for the third quarter 2006:

	Third Quarter 2006
	Low	High
Net income (loss) available to common stockholders	$(928)	$263
Adjustment: Depreciation and amortization	11,649	11,649

FFO available to common stockholders	$10,721	$11,912

FFO per diluted common share (1)	$0.18	$0.20

The following table reconciles adjusted FFO available to common stockholders to net income available to common stockholders for the full year 2006:

	Full Year 2006
	Low	High
Net income available to common stockholders	$23,932	$26,259
Adjustments: Depreciation and amortization	43,240	43,240
Loss from hotel property sold	365	365
Gain on sale of hotel property	(7,427)	(7,427)

FFO available to common stockholders	60,110	62,437
Adjustment: Loss on early extinguishment of debt	996	996

Adjusted FFO available to common stockholders	$61,106	$63,433

Adjusted FFO per diluted common share (1)	$1.05	$1.09

(1)	the weighted-average number of common shares outstanding used to determine FFO per diluted common share and adjusted FFO per diluted common share was approximately 59.5 million and 58.2 million for the third quarter 2006 and full year 2006, respectively.

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF EBITDA

(in thousands)

2006 GUIDANCE

The following table reconciles EBITDA to net income for the third quarter 2006:

	Third Quarter 2006
	Low	High
Net income	$647	$1,838
Adjustments: Depreciation and amortization	11,649	11,649
Interest expense	10,079	10,079
Interest income	(225)	(225)
Income tax expense	6	17

EBITDA	$22,156	$23,358

The following table reconciles adjusted EBITDA to net income for the full year 2006:

	Full Year 2006
	Low	High
Net income	$30,232	$32,559
Adjustments: Depreciation and amortization	43,240	43,240
Interest expense	37,726	37,726
Interest income	(1,480)	(1,480)
Income tax expense	274	301
Discontinued operations (1)	42	42

EBITDA	110,034	112,388
Adjustments: Loss on early extinguishment of debt	996	996
Gain on sale of hotel property	(7,427)	(7,427)

Adjusted EBITDA	$103,603	$105,957

(1)	reflects depreciation and amortization, interest expense and income taxes included in discontinued operations